EXHIBIT 99

Wells Fargo & Company's financial results for the quarter ended September 30,
2001

Wells Fargo & Company reported third quarter 2001 net income of $1.16 billion, up 42 percent from last year. Cash earnings per share were $.78, up 37 percent from last year, and up 5 percent excluding the impact of the merger with First Security Corporation last year. Earnings per share were $.67, up 43 percent from last year, and up 5 percent excluding the impact of the First Security merger. Cash earnings are earnings before goodwill and nonqualifying core deposit intangible amortization and the reduction of unamortized goodwill due to sales of assets.

          In the nine months ended September 30, 2001, net income was $2.24 billion, cash earnings per share were $1.62, and earnings per share were $1.29. Net income for the first nine months of 2001 included $1.16 billion after-tax of non-cash impairment and other special charges recorded in the second quarter.

FINANCIAL PERFORMANCE


Earnings (loss) per share

                                                                Q3 2001           Q2 2001         Q3 2000
                                                                -------           -------         -------

As reported                                                        $.67             $(.05)           $.47
Add:
Impairment, other special charges and
    integration and conversion costs in Q2 2001                                       .72
Impact of merger with First Security in Q3 2000                                                       .17
                                                                 ------             -----          ------
As adjusted                                                         .67               .67             .64

Less: Market-sensitive Income (1)                                   .01               .03             .05(2)
                                                                 ------             -----          ------

Core Earnings                                                      $.66              $.64            $.59
                                                                 ======              ====            ====

Core Cash Earnings                                                 $.77              $.74            $.69
                                                                 ======             =====            ====

(1) Market-sensitive income includes net venture capital gains, limited partnership income and net investment securities gains, except for impairment of publicly traded and private equity securities of $.63 included in the $.72 adjustment for second quarter 2001.
(2) Market-sensitive earnings per share in the third quarter of 2000 in excess of $.05 a share were offset by non-core integration and conversion expenses, and other special expenses.

         Core earnings per share in the third quarter of 2001 were $.66 per share, compared with $.64 per share in the second quarter of 2001 and were up 12 percent from the $.59 per share earnings in the third quarter of 2000. On a cash basis, core earnings per share were $.77, up 12 percent from last year's $.69.

         Market-sensitive income (as defined in the table above) in the third quarter was $.01 per share, down from $.03 per share in the second quarter of 2001, and $.05 per share in the third quarter of 2000. "A detailed review of our venture capital portfolio, limited partnership investments and equity securities in the aftermath of September 11 resulted in a total of $97 million after-tax in write-downs for other-than-temporary impairment," according to Chief Financial Officer Howard Atkins. "While we continue to expect these investments to generate solid returns over time, it is unclear at this time whether any meaningful gains will be realized until the economy begins to recover." These writedowns were offset by $56 million in after-tax gains realized on the disposition of other equity investments and $55 million in after-tax securities gains from the sale of mortgage-backed securities that were deemed to have a high likelihood of accelerated prepayment.

REVENUE
         Revenue of $5.5 billion for the quarter increased 14 percent from the third quarter of 2000. Excluding the effect of market-sensitive income and acquisitions completed after the third quarter of last year, revenue for third quarter 2001 increased 11 percent from third quarter 2000. On the same basis, revenue for the first nine months of 2001 increased 12 percent from the same period a year ago. The revenue growth was driven by balance sheet growth, a wider net interest margin and continued growth in noninterest income.

LOANS
         Loans averaged $164 billion for the third quarter 2001, 9 percent greater than a year ago. From second quarter 2001 to third quarter 2001, average loan growth has been at a more modest 7 percent annualized growth rate. "While consumer loan demand - especially mortgage and home equity loans - remains buoyant, commercial loan demand has tracked the slowing overall economy," said Atkins.

DEPOSITS
         Average core deposits of $171 billion for third quarter 2001 have grown $23 billion, or 15 percent, since last year, and $11 billion, or 7 percent, after adjusting for acquisitions and off-balance sheet sweep deposits. Core deposit growth was $3 billion, or 6 percent (annualized), since second quarter 2001.

NET INTEREST INCOME
         Net interest income on a taxable equivalent basis was $3.22 billion in the third quarter, up 15 percent from the third quarter of last year. For the first nine months of 2001, net interest income was $9.09 billion, up 12 percent from the comparable period in 2000. The increase in net interest income was driven by the growth in loans and core deposits described above, as well as by a wider net interest income margin, which was 5.40 percent in the third quarter of 2001, compared with 5.31 percent in the second quarter of 2001 and 5.34 percent in the third quarter of 2000. "With the Federal Reserve progressively lowering interest rates during the third quarter, deposit and funding costs declined slightly faster than asset yields," said Atkins. Average funding costs declined by 47 basis points in the third quarter of 2001, while average net asset yields declined 38 basis points.

NONINTEREST INCOME
         Noninterest income was $2.28 billion for the quarter, up 11 percent from $2.06 billion in the third quarter of last year. Excluding market-sensitive income and acquisitions, year-to-date noninterest income was up 13 percent from the comparable period a year ago, reflecting strong mortgage origination fees and continued growth in deposit service charges. Fee income from Acordia, the Company's recently acquired insurance agency, would have added 2 percent to this 13 percent growth rate.

                                      -3-
NONINTEREST EXPENSE
         Noninterest expense was $3.19 billion in the third quarter of 2001, up 5 percent from the same period of last year. For the first nine months of 2001, noninterest expense was $9.44 billion, up 10 percent from the comparable period of 2000. Adjusted for both integration costs and acquisitions, noninterest expense grew $167 million, or 6 percent, from last year and declined $13 million from the second quarter of 2001. As reported, the cash efficiency ratio improved from 58.9 percent a year ago to 54.6 percent in the third quarter.

CREDIT QUALITY
         "Our third quarter credit quality trends were consistent with our view that there is continuing weakness in the overall economy," said Chief Credit Officer Ely Licht. "Our credit costs increased in the third quarter but remained within our expected range of results. In addition, we continue to assess our exposure to those industries most impacted by the September 11th tragedy though our diversified loan portfolio mitigates exposure to any one business sector."

         The provision for loan losses was $455 million for the third quarter of 2001, compared with $425 million for the third quarter of 2000. Net charge-offs totaled $454 million, or 1.10 percent of average loans (annualized), in the third quarter of 2001, compared with $330 million, or .88 percent, for the third quarter of 2000 and $427 million, or 1.06 percent, for the second quarter of 2001. Two commercial agribusiness loans accounted for the increase in third quarter losses over the prior period. "Retail lending losses remained steady during the quarter due to our diversified real estate portfolio and careful attention to account management and collections," said Licht. For the nine months ended September 30, 2001, the loan loss provision was $1.24 billion and net charge-offs totaled $1.24 billion, or 1.03 percent of total loans (annualized), compared with a loan loss provision of $976 million and net charge-offs of $867 million, or .81 percent, for the same period of 2000.

         At September 30, 2001, the allowance for loan losses of $3.76 billion was 2.23 percent of total loans, compared with 2.31 percent at December 31, 2000 and 2.38 percent at September 30, 2000.

         Non-performing assets increased $155 million, or 9.5 percent, during the quarter, ending at $1.79 billion. "The increase was driven by broad-based economic weakness and, to a lesser extent, deteriorating collateral values in our asset-based lending units," said Licht. Total nonaccrual and restructured loans were $1.62 billion at September 30, 2001, compared with $1.20 billion at December 31, 2000 and $.97 billion at September 30, 2000.

BUSINESS SEGMENT PERFORMANCE

         Wells Fargo has three lines of business for management reporting:
Community Banking, Wholesale Banking and Wells Fargo Financial. Net income of the three business segments, which excludes second quarter 2001 non-cash impairment and other special charges, was:


                                                THIRD QUARTER                  YEAR-TO-DATE
         (in millions)                       2001            2000           2001(1)       2000
                                             ----            ----           ----          ----
         Community Banking (2)             $  931          $  617       $  2,696      $  2,208
         Wholesale Banking(2)                 245             240            742           770
         Wells Fargo Financial                 73              67            214           192


(1) Excludes second quarter 2001 non-cash impairment and other special charges of $1.16 billion (after tax)
(2) Results for Community Banking and Wholesale Banking have been restated for prior periods to reflect changes in management structure.

         More financial information about the business segments is on page 16.



         COMMUNITY BANKING OFFERS A COMPLETE LINE OF DIVERSIFIED FINANCIAL PRODUCTS AND SERVICES FOR CONSUMERS AND SMALL BUSINESSES INCLUDING INVESTMENT, INSURANCE AND TRUST SERVICES PRIMARILY IN 23 MIDWESTERN AND WESTERN STATES, AND FIRST AND SECOND MORTGAGE PRODUCTS AND SERVICES IN ALL 50 STATES.

         Community Banking's net income increased to $931 million in the third quarter of 2001 from $617 million in the third quarter of 2000, an increase of 51 percent. Net income, excluding second quarter 2001 impairment and other special charges of $1,089 million (after tax), increased to $2,696 million for the first nine months of 2001 from $2,208 million for the first nine months of 2000, an increase of 22 percent. Net interest income increased to $2,306 million in the third quarter of 2001 from $1,969 million in the third quarter of 2000. Net interest income increased to $6,407 million for the first nine months of 2001 from $5,641 million in the first nine months of 2000. The increase in net interest income was due to increases in loans and core deposits, combined with an increase in the net interest margin. Average loans in Community Banking grew 10 percent and average core deposits grew 17 percent from a year ago. The provision for loan losses decreased by $16 million and increased by $91 million for the third quarter and first nine months of 2001, respectively. Noninterest income for the third quarter of 2001 increased by $86 million over the same period in 2000. Primary contributors to the increase in noninterest income were growth in services charges on deposits, mortgage banking, and trust and investment fees associated with H.D.Vest.

         WHOLESALE BANKING SERVES BUSINESSES WITH ANNUAL SALES IN EXCESS OF $10 MILLION AND MAINTAINS RELATIONSHIPS WITH MAJOR CORPORATIONS THROUGHOUT THE UNITED STATES. WHOLESALE BANKING PROVIDES A COMPLETE LINE OF COMMERCIAL BANKING, CORPORATE BANKING AND REAL ESTATE SERVICES.

         Wholesale Banking's net income was $245 million in the third quarter of 2001, compared with $240 million in the third quarter of 2000. Net income, excluding second quarter 2001 impairment and other special charges of $62 million (after tax), was $742 million for the first nine months of 2001, compared with $770 million for the first nine months of 2000. Net interest income was $489 million in the third quarter of 2001 and $467 million in the third quarter of 2000. Net interest income was $1,466 million for the first nine months of 2001 and $1,450 million in the first nine months of 2000. The slight increase in net interest income was due to higher loan volume offset by a slight decline in asset yields. Average outstanding loan balances grew to $50 billion in the third quarter of 2001 from $47 billion in the third quarter of 2000. The provision for loan losses increased by $11 million to $62 million in the third quarter of 2001 and increased by $59 million to $172 million for the first nine months of 2001. Noninterest income increased to $548 million and $1,528 million in the third quarter and first nine months of 2001, respectively, from $439 million and $1,307 million in the same periods of 2000. The increase for both periods was primarily due to higher insurance revenue predominately from Acordia. Noninterest expense increased to $590 million in the third quarter of 2001 and $1,754 million for the first nine months of 2001 from $469 million and $1,404 million for the same periods in the prior year. The increase for the first nine months of 2001 was due to higher personnel costs as a result of the Acordia acquisition and increased sales and service staff.

         WELLS FARGO FINANCIAL OFFERS CONSUMER AND COMMERCIAL FINANCE, LEASING AND TECHNOLOGY SERVICES IN 47 STATES, CANADA, THE CARIBBEAN AND LATIN AMERICA.

         Wells Fargo Financial's net income was $73 million in the third quarter of 2001 and $67 million for the same period in 2000. Net income increased to $214 million for the first nine months of 2001 from $192 million for the same period in 2000, an increase of 11 percent. Net interest income increased 19 percent in the third quarter and 17 percent in the first nine months of 2001, compared with the same periods in 2000. The increase in net interest income was due to growth in average loans. The provision for loan losses increased by $35 million and $116 million in the third quarter and first nine months of 2001, respectively, predominantly due to higher net write-offs in the loan portfolios. The increase in noninterest income of $18 million in the third quarter of 2001 was primarily due to additional fee income originating from businesses acquired in the past year. Noninterest expense increased to $283 million in the third quarter of 2001 and $814 million for the first nine months of 2001 from $246 million and $743 million for the same periods in the prior year. Noninterest expense increased 10 percent in the first nine months of 2001 compared with the same period in 2000, primarily due to higher operating costs resulting from acquisitions in the last year.

WELLS FARGO & COMPANY IS A DIVERSIFIED FINANCIAL SERVICES COMPANY WITH $298 BILLION IN ASSETS, PROVIDING BANKING, INSURANCE, INVESTMENTS, MORTGAGE AND CONSUMER FINANCE FROM MORE THAN 5,400 STORES AND THE INTERNET (WELLSFARGO.COM) ACROSS NORTH AMERICA AND ELSEWHERE INTERNATIONALLY.

                     VISIT WELLS FARGO AT www.wellsfargo.com
                                          ------------------

         The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

The foregoing discussion contains forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions. Examples of forward-looking statements in the foregoing discussion are the statements addressing the expected level of future market-sensitive income and the expected level of future credit losses.

         Do not unduly rely on forward-looking statements. They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

         There are several factors--many of which are beyond the Company's control--that could cause results to differ significantly from the Company's expectations. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and Annual Report on Form 10-K for the year ended December 31, 2000, including information incorporated into the Form 10-K from the Company's 2000 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K, describe factors such as credit, market, operational, liquidity, interest rate and other risks. See, for example, "Management's Discussion and Analysis of Financial Condition and Results of Operations--Balance Sheet Analysis" in the Form 10-Q and "Financial Review--Balance Sheet Analysis" incorporated into the Form 10-K from the 2000 Annual Report to Stockholders.

         Other factors described in the Forms 10-Q and/or 10-K include o business and economic conditions including the California energy crisis o fiscal and monetary policies o regulation o disintermediation o competition generally and in light of the Gramm-Leach-Bliley Act o potential dividend restrictions o market acceptance and regulatory approval of new products and services o non-banking activities o integration of acquired companies o attracting and retaining key personnel o stock price volatility. See "Factors That May Affect Future Results" included in the Form 10-Q and incorporated into the Form 10-K from the 2000 Annual Report to Stockholders and "Regulation and Supervision" included in the Form 10-K.

         The Company cannot predict at this time the severity or duration of the effects on the general economy or the Company of the September 11, 2001 terrorist attacks and any actions taken in response to the attacks. The most likely immediate impact will be decreased demand for air travel, which could adversely affect not only the airline industry but also other travel-related and leisure industries such as lodging, gaming and tourism. The impact of the attacks could spread beyond certain industries to the overall U.S. and global economies, further decreasing capital and consumer spending and increasing the risk of a U.S. and/or global recession. Decreased capital and consumer spending and other recessionary trends could adversely affect the Company in a number of ways including decreased demand for our products and services and increased credit losses.

         Any factor described in this document or in the Forms 10-Q or 10-K or in information incorporated by reference into those documents could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

===========================================================================================================================
                                                                    Quarter                             Nine months
                                                             ended Sept. 30,                         ended Sept. 30,
                                                      ---------------------        %         ----------------------       %
(in millions, except per share amounts)                   2001         2000   Change             2001          2000  Change
---------------------------------------------------------------------------------------------------------------------------


FOR THE PERIOD
Net income                                            $  1,164     $    821       42%        $  2,242      $  2,898     (23)%
Net income applicable to common stock                    1,160          816       42            2,229         2,885     (23)

Earnings per common share                             $    .68     $    .48       42         $   1.30      $   1.70     (24)
Diluted earnings per common share                          .67          .47       43             1.29          1.68     (23)

Dividends declared per common share                        .26          .22       18              .74           .66      12

Average common shares outstanding                      1,710.6      1,707.7       --          1,713.8       1,695.8       1
Diluted common shares outstanding                      1,726.9      1,728.0       --          1,732.9       1,713.9       1

Profitability ratios (annualized)
   Net income to average total assets (ROA)               1.59%        1.27%      25             1.07%         1.57%    (32)
   Net income applicable to common stock to
     average common stockholders' equity (ROE)           17.11        13.08       31            11.24         16.00     (30)

Total revenue                                         $  5,484     $  4,830       14         $ 14,271      $ 14,303      --

Efficiency ratio (1)                                      58.1%        62.6%      (7)            66.1%         60.2%     10

Average loans                                         $164,046     $149,889        9         $161,750      $142,125      14
Average assets                                         289,461      256,831       13          279,184       246,904      13
Average core deposits                                  170,710      147,987       15          165,315       143,762      15

Net interest margin                                       5.40%        5.34%       1             5.31%         5.36%     (1)

CASH NET INCOME AND RATIOS (2)
Net income applicable to common stock                 $  1,339     $    979       37         $  2,807      $  3,355     (16)
Earnings per common share                                  .78          .57       37             1.64          1.98     (17)
Diluted earnings per common share                          .78          .57       37             1.62          1.96     (17)
ROA                                                       1.91%        1.59%      20             1.40%         1.90%    (26)
ROE                                                      32.08        25.94       24            22.96         30.53     (25)
Efficiency ratio                                          54.6         58.9       (7)            61.9          56.6       9

AT PERIOD END
Securities available for sale                         $ 40,749     $ 37,307        9         $ 40,749      $ 37,307       9
Loans                                                  168,866      154,305        9          168,866       154,305       9
Allowance for loan losses                                3,761        3,665        3            3,761         3,665       3
Goodwill                                                 9,604        9,221        4            9,604         9,221       4
Assets                                                 298,100      261,322       14          298,100       261,322      14
Core deposits                                          171,303      150,077       14          171,303       150,077      14
Common stockholders' equity                             27,060       26,549        2           27,060        26,549       2
Stockholders' equity                                    27,322       26,814        2           27,322        26,814       2

Capital ratios
   Common stockholders' equity to assets                  9.08%       10.16%     (11)            9.08%        10.16%    (11)
   Stockholders' equity to assets                         9.17        10.26      (11)            9.17         10.26     (11)
   Risk-based capital (3)
     Tier 1 capital                                       7.60         7.29        4             7.60          7.29       4
     Total capital                                       11.30        11.15        1            11.30         11.15       1
   Leverage (3)                                           6.40         6.40       --             6.40          6.40      --

Book value per common share                           $  15.86     $  15.53        2         $  15.86      $  15.53       2

Staff (active, full-time equivalent)                   116,268      105,474       10          116,268       105,474      10

COMMON STOCK PRICE
High                                                  $  48.30     $  47.13        2         $  54.81      $  47.75      15
Low                                                      40.50        38.73        5            40.50         31.00      31
Period end                                               44.45        45.94       (3)           44.45         45.94      (3)

===========================================================================================================================

(1) The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2) Cash net income and ratios exclude goodwill amortization, the reduction of unamortized goodwill due to sales of assets and nonqualifying core deposit intangible (CDI) amortization. The ratios also exclude the balance of goodwill and nonqualifying CDI. Nonqualifying core deposit intangible amortization and average balance excluded from these calculations are, with the exception of the efficiency and ROA ratios, net of applicable taxes. The pretax amount for the average balance of nonqualifying CDI was $1,042 million and $1,082 million for the quarter and nine months ended September 30, 2001, respectively. The after-tax amounts for the amortization and average balance of nonqualifying CDI were $23 million and $646 million, respectively, for the quarter ended September 30, 2001 and $72 million and $671 million, respectively, for the nine months ended September 30, 2001. Goodwill amortization, the reduction of unamortized goodwill due to the sales of assets and average balance (which are not tax effected) were $156 million, nil and $9,682 million, respectively, for the quarter ended September 30, 2001 and $506 million, $54 million and $9,491 million, respectively, for the nine months ended September 30, 2001.
(3)  The September 30, 2001 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

===========================================================================================================================
                                                                    Quarter                             Nine months
                                                             ended Sept. 30,                         ended Sept. 30,
                                                       --------------------        %         ----------------------       %
(in millions, except per share amounts)                   2001         2000   Change             2001          2000  Change
---------------------------------------------------------------------------------------------------------------------------


INTEREST INCOME
Securities available for sale                         $    669     $    660        1%        $  1,885      $  2,046      (8)%
Mortgages held for sale                                    425          245       73            1,055           618      71
Loans held for sale                                         69           93      (26)             251           322     (22)
Loans                                                    3,583        3,777       (5)          11,094        10,544       5
Other interest income                                       70           95      (26)             227           261     (13)
                                                      --------     --------                  --------      --------
     Total interest income                               4,816        4,870       (1)          14,512        13,791       5
                                                      --------     --------                  --------      --------

INTEREST EXPENSE
Deposits                                                   845        1,093      (23)           2,949         2,955      --
Short-term borrowings                                      316          466      (32)           1,037         1,311     (21)
Long-term debt                                             431          518      (17)           1,439         1,399       3
Guaranteed preferred beneficial interests
   in Company's subordinated debentures                     23           18       28               59            55       7
                                                      --------     --------                  --------      --------
     Total interest expense                              1,615        2,095      (23)           5,484         5,720      (4)
                                                      --------     --------                  --------      --------

NET INTEREST INCOME                                      3,201        2,775       15            9,028         8,071      12
Provision for loan losses                                  455          425        7            1,243           976      27
                                                      --------     --------                  --------      --------
Net interest income after
   provision for loan losses                             2,746        2,350       17            7,785         7,095      10
                                                      --------     --------                  --------      --------

NONINTEREST INCOME
Service charges on deposit accounts                        470          435        8            1,370         1,267       8
Trust and investment fees                                  424          412        3            1,256         1,203       4
Credit card fees                                           203          194        5              579           534       8
Other fees                                                 303          300        1              921           819      12
Mortgage banking                                           369          341        8            1,277         1,010      26
Insurance                                                  196           80      145              524           293      79
Net venture capital (losses) gains                        (124)         535       --           (1,593)        1,740      --
Net gains (losses) on securities available for sale        165         (341)      --              309          (981)     --
Other                                                      277           99      180              600           347      73
                                                      --------     --------                  --------      --------
     Total noninterest income                            2,283        2,055       11            5,243         6,232     (16)
                                                      --------     --------                  --------      --------

NONINTEREST EXPENSE
Salaries                                                 1,020          945        8            3,015         2,732      10
Incentive compensation                                     315          271       16              784           624      26
Employee benefits                                          223          241       (7)             737           741      (1)
Equipment                                                  217          211        3              672           640       5
Net occupancy                                              240          236        2              716           707       1
Goodwill                                                   156          136       15              452           389      16
Core deposit intangible                                     41           46      (11)             125           142     (12)
Net gains on dispositions of premises
   and equipment                                            (2)          (9)     (78)             (21)          (60)    (65)
Other                                                      977          947        3            2,958         2,698      10
                                                      --------     --------                  --------      --------
     Total noninterest expense                           3,187        3,024        5            9,438         8,613      10
                                                      --------     --------                  --------      --------

INCOME BEFORE INCOME TAX
   EXPENSE                                               1,842        1,381       33            3,590         4,714     (24)
Income tax expense                                         678          560       21            1,348         1,816     (26)
                                                      --------     --------                  --------      --------

NET INCOME                                            $  1,164     $    821       42%        $  2,242      $  2,898     (23)%
                                                      ========     ========                  ========      ========

NET INCOME APPLICABLE TO
   COMMON STOCK                                       $  1,160     $    816       42%        $  2,229      $  2,885     (23)%
                                                      ========     ========                  ========      ========

EARNINGS PER COMMON SHARE                             $    .68     $    .48       42%        $   1.30      $   1.70     (24)%
                                                      ========     ========                  ========      ========

DILUTED EARNINGS PER
   COMMON SHARE                                       $    .67     $    .47       43%        $   1.29      $   1.68     (23)%
                                                      ========     ========                  ========      ========

DIVIDENDS DECLARED PER COMMON SHARE                   $    .26     $    .22       18%        $    .74      $    .66      12%
                                                      ========     ========                  ========      ========

Average common shares outstanding                      1,710.6      1,707.7       --%         1,713.8       1,695.8       1%
                                                      ========     ========                  ========      ========

Diluted average common shares outstanding              1,726.9      1,728.0       --%         1,732.9       1,713.9       1%
                                                      ========     ========                  ========      ========

===========================================================================================================================

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

============================================================================================================================
                                                                                                                    % Change
                                                                                                         Sept. 30, 2001 from
                                                                                                        --------------------
                                                                 SEPT. 30,     Dec. 31,    Sept. 30,    Dec. 31,    Sept. 30,
(in millions, except shares)                                         2001         2000         2000        2000         2000
----------------------------------------------------------------------------------------------------------------------------


ASSETS
Cash and due from banks                                          $ 15,791     $ 16,978     $ 14,986          (7)%          5%
Federal funds sold and securities
   purchased under resale agreements                                3,241        1,598        3,113         103            4
Securities available for sale                                      40,749       38,655       37,307           5            9
Mortgages held for sale                                            23,154       11,812       11,507          96          101
Loans held for sale                                                 4,982        4,539        4,349          10           15

Loans                                                             168,866      161,124      154,305           5            9
Allowance for loan losses                                           3,761        3,719        3,665           1            3
                                                                 --------     --------     --------
     Net loans                                                    165,105      157,405      150,640           5           10
                                                                 --------     --------     --------

Mortgage servicing rights                                           5,404        5,609        5,742          (4)          (6)
Premises and equipment, net                                         3,534        3,415        3,365           3            5
Core deposit intangible                                             1,053        1,183        1,209         (11)         (13)
Goodwill                                                            9,604        9,303        9,221           3            4
Interest receivable and other assets                               25,483       21,929       19,883          16           28
                                                                 --------     --------     --------

     Total assets                                                $298,100     $272,426     $261,322           9%          14%
                                                                 ========     ========     ========        ====         ====

LIABILITIES
Noninterest-bearing deposits                                     $ 56,271     $ 55,096     $ 51,404           2%           9%
Interest-bearing deposits                                         120,491      114,463      112,869           5            7
                                                                 --------     --------     --------
     Total deposits                                               176,762      169,559      164,273           4            8
Short-term borrowings                                              40,196       28,989       24,669          39           63
Accrued expenses and other liabilities                             17,454       14,409       13,161          21           33
Long-term debt                                                     34,131       32,046       31,470           7            8
Guaranteed preferred beneficial interests
   in Company's subordinated debentures                             2,235          935          935         139          139

STOCKHOLDERS' EQUITY
Preferred stock                                                       447          385          408          16           10
Unearned ESOP shares                                                 (185)        (118)        (143)         57           29
                                                                 --------     --------     --------
     Total preferred stock                                            262          267          265          (2)          (1)
Common stock - $1-2/3 par value,
   authorized 6,000,000,000 shares;
   issued 1,736,381,025 shares, 1,736,381,025 shares
   and 1,736,891,279 shares                                         2,894        2,894        2,895          --           --
Additional paid-in capital                                          9,438        9,337        9,344           1            1
Retained earnings                                                  15,281       14,541       13,895           5           10
Cumulative other comprehensive income                                 969          524        1,701          85          (43)
Note receivable from ESOP                                              --           --           (1)         --         (100)
Treasury stock - 30,498,100 shares,
   21,735,182 shares and 27,302,953 shares                         (1,522)      (1,075)      (1,285)         42           18
                                                                 --------     --------     --------
   Total stockholders' equity                                      27,322       26,488       26,814           3            2
                                                                 --------     --------     --------

     Total liabilities and stockholders' equity                  $298,100     $272,426     $261,322           9%          14%
                                                                 ========     ========     ========        ====         ====

============================================================================================================================

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

===================================================================================================================
                                                                                         Nine months ended Sept. 30,
                                                                                         --------------------------
(in millions)                                                                                2001              2000
-------------------------------------------------------------------------------------------------------------------


BALANCE, BEGINNING OF PERIOD                                                              $26,488           $23,871
Net income                                                                                  2,242             2,898
Other comprehensive income (loss), net of tax:
    Change in foreign currency translation adjustments                                         (3)               (2)
    Change in valuation allowance related to:
      Derivative instruments and hedging activities                                            53                --
      Investment securities                                                                   324               943
    Cumulative effect of the change in accounting principle related to
       derivative instruments and hedging activities                                           71                --
Common stock issued                                                                           514               363
Common stock issued for acquisitions                                                           22             2,658
Common stock repurchased                                                                   (1,225)           (2,891)
Common stock repriced                                                                          --                48
Preferred stock released to ESOP                                                              130               104
Preferred stock repurchased                                                                    --                (1)
Preferred stock dividends                                                                     (13)              (13)
Common stock dividends                                                                     (1,269)           (1,157)
Change in Rabbi trust assets (classified as treasury stock)                                   (12)               (7)
                                                                                          -------           -------
BALANCE, END OF PERIOD                                                                    $27,322           $26,814
                                                                                          =======           =======

===================================================================================================================


LOANS

===================================================================================================================
                                                                       SEPT. 30,          Dec. 31,         Sept. 30,
(in millions)                                                              2001              2000              2000
-------------------------------------------------------------------------------------------------------------------


Commercial                                                             $ 48,444          $ 50,518          $ 47,300
Real estate 1-4 family first mortgage                                    23,308            18,464            19,627
Other real estate mortgage                                               24,311            23,972            23,249
Real estate construction                                                  8,028             7,715             7,457
Consumer:
    Real estate 1-4 family junior lien mortgage                          23,901            18,218            16,322
    Credit card                                                           6,333             6,616             6,226
    Other revolving credit and monthly payment                           23,232            23,974            22,343
                                                                       --------          --------          --------
      Total consumer                                                     53,466            48,808            44,891
Lease financing                                                           9,696            10,023            10,170
Foreign                                                                   1,613             1,624             1,611
                                                                       --------          --------          --------

      Total loans (net of unearned income)                             $168,866          $161,124          $154,305
                                                                       ========          ========          ========

===================================================================================================================

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

===========================================================================================================================
                                                                                    Quarter ended         Nine months ended
                                                               ----------------------------------      --------------------
                                                               SEPT. 30,     Jun. 30,    Sept. 30,    SEPT. 30,    Sept. 30,
(in millions)                                                      2001         2001         2000         2001         2000
---------------------------------------------------------------------------------------------------------------------------


BALANCE, BEGINNING OF PERIOD                                     $3,760       $3,759       $3,519      $ 3,719      $ 3,344

Allowance related to business combinations                           --            1           51           41          212
Provision for loan losses                                           455          427          425        1,243          976

Loan charge-offs:
   Commercial                                                      (178)        (173)        (117)        (460)        (314)
   Real estate 1-4 family first mortgage                            (14)          (3)          (4)         (20)         (12)
   Other real estate mortgage                                        (3)          (6)         (10)         (12)         (26)
   Real estate construction                                          (7)          (3)          (3)         (10)          (7)
   Consumer:
     Real estate 1-4 family junior lien mortgage                    (11)         (11)          (6)         (33)         (23)
     Credit card                                                   (100)        (117)         (90)        (320)        (264)
     Other revolving credit and monthly payment                    (195)        (182)        (168)        (563)        (456)
                                                                 ------       ------       ------      -------      -------
       Total consumer                                              (306)        (310)        (264)        (916)        (743)
   Lease financing                                                  (23)         (20)          (9)         (67)         (31)
   Foreign                                                          (20)         (17)         (20)         (56)         (65)
                                                                 ------       ------       ------      -------      -------
         Total loan charge-offs                                    (551)        (532)        (427)      (1,541)      (1,198)
                                                                 ------       ------       ------      -------      -------

Loan recoveries:
   Commercial                                                        19           21           18           57           71
   Real estate 1-4 family first mortgage                              1            1            1            3            3
   Other real estate mortgage                                         4            6            3           12           10
   Real estate construction                                          --            1            1            2            3
   Consumer:
     Real estate 1-4 family junior lien mortgage                      2            4            2            8           10
     Credit card                                                     10           10            9           32           29
     Other revolving credit and monthly payment                      50           50           54          151          170
                                                                 ------       ------       ------      -------      -------
       Total consumer                                                62           64           65          191          209
   Lease financing                                                    7            7            3           20            9
   Foreign                                                            4            5            6           14           26
                                                                 ------       ------       ------      -------      -------
         Total loan recoveries                                       97          105           97          299          331
                                                                 ------       ------       ------      -------      -------
           Total net loan charge-offs                              (454)        (427)        (330)      (1,242)        (867)
                                                                 ------       ------       ------      -------      -------

BALANCE, END OF PERIOD                                           $3,761       $3,760       $3,665      $ 3,761      $ 3,665
                                                                 ======       ======       ======      =======      =======

Total net loan charge-offs as a percentage
   of average total loans (annualized)                             1.10%        1.06%         .88%        1.03%         .81%
                                                                 ======       ======       ======      =======      =======

Allowance as a percentage of total loans                           2.23%        2.28%        2.38%        2.23%        2.38%
                                                                 ======       ======       ======      =======      =======

===========================================================================================================================

Wells Fargo & Company and Subsidiaries
NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS


===================================================================================================================
                                                                   SEPT. 30,            Dec. 31,           Sept. 30,
(in millions)                                                          2001                2000                2000
-------------------------------------------------------------------------------------------------------------------


Nonaccrual loans:
    Commercial                                                       $  863              $  739              $  578
    Real estate 1-4 family first mortgage                               197                 127                 141
    Other real estate mortgage                                          231                 113                 117
    Real estate construction                                            113                  57                  19
    Consumer:
      Real estate 1-4 family junior lien mortgage                        18                  23                  12
      Other revolving credit and monthly payment                         42                  36                  35
                                                                     ------              ------              ------
        Total consumer                                                   60                  59                  47
    Lease financing                                                     146                  92                  53
    Foreign                                                               8                   7                   8
                                                                     ------              ------              ------
      Total nonaccrual loans                                          1,618               1,194                 963
Restructured loans                                                       --                   1                   2
                                                                     ------              ------              ------
Nonaccrual and restructured loans                                     1,618               1,195                 965
As a percentage of total loans                                          1.0%                 .7%                 .6%

Foreclosed assets                                                       166                 128                 134
Real estate investments (1)                                               2                  27                  28
                                                                     ------              ------              ------

Total nonaccrual and restructured loans
    and other assets                                                 $1,786              $1,350              $1,127
                                                                     ======              ======              ======

===================================================================================================================

(1) Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $25 million, $56 million and $72 million at September 30, 2001, December 31, 2000 and September 30, 2000, respectively.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

==============================================================================================================================
                                                       Quarter ended Sept. 30,             Nine months ended Sept. 30,
                                                       ----------------------        %     --------------------------        %
(in millions)                                            2001            2000   Change             2001          2000   Change
------------------------------------------------------------------------------------------------------------------------------


Service charges on deposit accounts                    $  470          $  435        8%         $ 1,370        $1,267        8%
Trust and investment fees:
  Asset management and custody fees                       181             186       (3)             551           539        2
  Mutual fund and annuity sales fees                      181             195       (7)             596           563        6
  All other                                                62              31      100              109           101        8
                                                       ------          ------                   -------        ------
     Total trust and investment fees                      424             412        3            1,256         1,203        4
Credit card fees                                          203             194        5              579           534        8
Other fees:
  Cash network fees                                        54              49       10              153           141        9
  Charges and fees on loans                               103              92       12              316           252       25
  All other                                               146             159       (8)             452           426        6
                                                       ------          ------                   -------        ------
     Total other fees                                     303             300        1              921           819       12
Mortgage banking:
  Origination and other closing fees                      179             100       79              490           258       90
  Servicing fees, net of amortization and impairment     (127)            176       --              (21)          500       --
  Net gains on securities available for sale                2              --       --              134            --       --
  Net gains on sales of mortgage servicing rights          --              39     (100)              --            98     (100)
  Net gains (losses) on sales of mortgages                223             (22)      --              420           (16)      --
  All other                                                92              48       92              254           170       49
                                                       ------          ------                   -------        ------
     Total mortgage banking                               369             341        8            1,277         1,010       26
Insurance                                                 196              80      145              524           293       79
Net venture capital (losses) gains                       (124)            535       --           (1,593)        1,740       --
Net gains (losses) on securities available for sale       165            (341)      --              309          (981)      --
Net income (loss) from equity investments
  accounted for by the:
   Cost method                                             (3)             18       --              (27)          145       --
   Equity method                                            3              12      (75)             (82)           88       --
Net gains (losses) on sales of loans                       11             (78)      --               10          (149)      --
Net gains on dispositions of operations                     1               2      (50)             104             8       --
All other                                                 265             145       83              595           255      133
                                                       ------          ------                   -------        ------

     Total                                             $2,283          $2,055       11%         $ 5,243        $6,232      (16)%
                                                       ======          ======       ===         =======        ======      ===

==============================================================================================================================


NONINTEREST EXPENSE

==============================================================================================================================
                                                       Quarter ended Sept. 30,             Nine months ended Sept. 30,
                                                       ----------------------        %     --------------------------        %
(in millions)                                            2001            2000   Change             2001          2000   Change
------------------------------------------------------------------------------------------------------------------------------


Salaries                                               $1,020          $  945        8%          $3,015        $2,732       10%
Incentive compensation                                    315             271       16              784           624       26
Employee benefits                                         223             241       (7)             737           741       (1)
Equipment                                                 217             211        3              672           640        5
Net occupancy                                             240             236        2              716           707        1
Goodwill                                                  156             136       15              452           389       16
Core deposit intangible:
  Nonqualifying (1)                                        38              43      (12)             117           131      (11)
  Qualifying                                                3               3       --                8            11      (27)
Net gains on dispositions of premises
  and equipment                                            (2)             (9)     (78)             (21)          (60)     (65)
Contract services                                         108             134      (19)             366           364        1
Outside professional services                             104             118      (12)             335           297       13
Outside data processing                                    84              87       (3)             238           245       (3)
Advertising and promotion                                  66              84      (21)             190           223      (15)
Telecommunications                                         91              77       18              260           223       17
Travel and entertainment                                   67              71       (6)             209           199        5
Postage                                                    56              62      (10)             179           185       (3)
Stationery and supplies                                    58              54        7              181           159       14
Insurance                                                  30              30       --              145           126       15
Operating losses                                           50              53       (6)             149           122       22
Security                                                   39              24       63              115            72       60
All other                                                 224             153       46              591           483       22
                                                       ------          ------                    ------        ------
     Total                                             $3,187          $3,024        5%          $9,438        $8,613       10%
                                                       ======          ======       ==           ======        ======       ==

==============================================================================================================================

(1) Represents amortization of core deposit intangible acquired after February 1992 that is subtracted from stockholders' equity in computing regulatory capital for bank holding companies.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)


==================================================================================================================================
                                                                                                        Quarter ended September 30,
                                                               -------------------------------------------------------------------
                                                                                          2001                                2000
                                                               -------------------------------       -----------------------------
                                                                                      INTEREST                            Interest
                                                                 AVERAGE    YIELDS/     INCOME/      Average    Yields/     income/
(in millions)                                                    BALANCE     RATES     EXPENSE       balance     rates     expense
----------------------------------------------------------------------------------------------------------------------------------


EARNING ASSETS
Federal funds sold and securities purchased
   under resale agreements                                      $  2,683      3.44%     $   23      $  2,762      6.33%     $   44
Debt securities available for sale (3):
 Securities of U.S. Treasury and federal agencies                  2,113      6.28          32         2,955      6.44          48
 Securities of U.S. states and political subdivisions              2,018      8.02          39         2,060      7.89          41
 Mortgage-backed securities:
    Federal agencies                                              29,292      7.19         512        25,404      7.28         466
    Private collateralized mortgage obligations                    1,801      9.00          40         2,484      7.27          47
                                                                --------                ------      --------                ------
      Total mortgage-backed securities                            31,093      7.29         552        27,888      7.28         513
 Other debt securities (4)                                         3,797      8.06          65         5,633      8.31          73
                                                                --------                ------      --------                ------
        Total debt securities available for sale (4)              39,021      7.34         688        38,536      7.34         675
Mortgages held for sale (3)                                       24,958      6.79         425        12,123      8.01         245
Loans held for sale (3)                                            4,771      5.74          69         4,177      8.88          93
Loans:
 Commercial                                                       48,501      7.77         950        46,090      9.58       1,110
 Real estate 1-4 family first mortgage                            20,227      7.05         356        17,892      7.99         358
 Other real estate mortgage                                       24,300      7.86         481        22,927      9.02         519
 Real estate construction                                          8,113      7.80         160         7,258     10.23         187
 Consumer:
    Real estate 1-4 family junior lien mortgage                   21,729      9.18         500        15,771     10.44         413
    Credit card                                                    6,208     13.44         208         6,156     14.82         228
    Other revolving credit and monthly payment                    23,558     11.19         660        22,368     12.27         687
                                                                --------                ------      --------                ------
      Total consumer                                              51,495     10.61       1,368        44,295     11.97       1,328
 Lease financing                                                   9,770      7.60         186         9,784      8.00         196
 Foreign                                                           1,640     20.56          84         1,643     20.89          86
                                                                --------                ------      --------                ------
          Total loans (5)                                        164,046      8.71       3,585       149,889     10.07       3,784
Other                                                              3,981      4.67          47         3,168      6.48          50
                                                                --------                ------      --------                ------
        Total earning assets                                    $239,460      8.10       4,837      $210,655      9.34       4,891
                                                                ========                ------      ========                ------

FUNDING SOURCES
Deposits:
 Interest-bearing checking                                      $  1,946      1.95           9      $  3,252      2.09          17
 Market rate and other savings                                    84,633      1.95         417        64,200      2.92         471
 Savings certificates                                             28,810      4.89         355        30,689      5.54         428
 Other time deposits                                               1,108      4.58          13         4,728      5.86          70
 Deposits in foreign offices                                       5,827      3.49          51         6,560      6.53         107
                                                                --------                ------      --------                ------
      Total interest-bearing deposits                            122,324      2.74         845       109,429      3.97       1,093
Short-term borrowings                                             35,582      3.52         316        28,616      6.47         466
Long-term debt                                                    34,730      4.96         431        30,128      6.88         518
Guaranteed preferred beneficial interests in Company's
  subordinated debentures                                          1,401      6.40          23           935      7.95          18
                                                                --------                ------      --------                ------
        Total interest-bearing liabilities                       194,037      3.31       1,615       169,108      4.93       2,095
Portion of noninterest-bearing funding sources                    45,423        --          --        41,547        --          --
                                                                --------                ------      --------                ------
        Total funding sources                                   $239,460      2.70       1,615      $210,655      4.00       2,095
                                                                ========                ------      ========                ------
NET INTEREST MARGIN AND NET INTEREST INCOME ON
    A TAXABLE-EQUIVALENT BASIS (6)                                            5.40%     $3,222                    5.34%     $2,796
                                                                              ====      ======                    ====      ======

NONINTEREST-EARNING ASSETS
Cash and due from banks                                         $ 14,237                            $ 13,270
Goodwill                                                           9,682                               9,094
Other                                                             26,082                              23,812
                                                                --------                            --------
          Total noninterest-earning assets                      $ 50,001                            $ 46,176
                                                                ========                            ========


NONINTEREST-BEARING FUNDING SOURCES
Deposits                                                        $ 55,321                            $ 49,846
Other liabilities                                                 12,962                              12,796
Preferred stockholders' equity                                       259                                 265
Common stockholders' equity                                       26,882                              24,816
Noninterest-bearing funding sources used to
  fund earning assets                                            (45,423)                            (41,547)
                                                                --------                            --------
          Net noninterest-bearing funding sources               $ 50,001                            $ 46,176
                                                                ========                            ========

TOTAL ASSETS                                                    $289,461                            $256,831
                                                                ========                            ========

===================================================================================================================================

(1) The average prime rate of the Company was 6.57% and 9.50% for the quarters ended September 30, 2001 and 2000, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 3.45% and 6.62% for the same quarters, respectively.
(2) Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3) Yields are based on amortized cost balances computed on a settlement date basis.
(4) Includes certain preferred securities.
(5) Nonaccrual loans and related income are included in their respective loan categories.
(6) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)


==================================================================================================================================
                                                                                                    Nine months ended September 30,
                                                               -------------------------------------------------------------------
                                                                                          2001                                2000
                                                               -------------------------------       -----------------------------
                                                                                      INTEREST                            Interest
                                                                 AVERAGE    YIELDS/     INCOME/      Average    Yields/     income/
(in millions)                                                    BALANCE     RATES     EXPENSE       balance     rates     expense
----------------------------------------------------------------------------------------------------------------------------------


EARNING ASSETS
Federal funds sold and securities purchased
   under resale agreements                                      $  2,672      4.13%    $    83      $  2,452      6.17%    $   113
Debt securities available for sale (3):
  Securities of U.S. Treasury and federal agencies                 2,192      6.74         107         3,475      6.08         164
  Securities of U.S. states and political subdivisions             2,016      7.94         115         2,113      7.85         126
  Mortgage-backed securities:
    Federal agencies                                              26,763      7.18       1,405        26,433      7.17       1,448
    Private collateralized mortgage obligations                    1,641      9.12         110         2,730      7.22         153
                                                                --------                ------      --------               -------
      Total mortgage-backed securities                            28,404      7.29       1,515        29,163      7.18       1,601
  Other debt securities (4)                                        3,388      7.86         195         5,433      7.67         197
                                                                --------                ------      --------               -------
        Total debt securities available for sale (4)              36,000      7.34       1,932        40,184      7.16       2,088
Mortgages held for sale (3)                                       20,234      6.93       1,055        10,333      7.90         618
Loans held for sale (3)                                            4,802      6.98         251         5,085      8.48         322
Loans:
 Commercial                                                       49,120      8.38       3,078        44,270      9.37       3,106
 Real estate 1-4 family first mortgage                            18,870      7.33       1,038        15,705      7.94         935
 Other real estate mortgage                                       24,093      8.30       1,496        22,143      9.04       1,498
 Real estate construction                                          8,080      8.59         519         6,718     10.02         504
 Consumer:
    Real estate 1-4 family junior lien mortgage                   20,047      9.64       1,448        14,547     10.34       1,127
    Credit card                                                    6,229     13.65         638         5,769     14.40         623
    Other revolving credit and monthly payment                    23,646     11.56       2,048        21,573     11.99       1,938
                                                                --------                ------      --------               -------
      Total consumer                                              49,922     11.05       4,134        41,889     11.75       3,688
 Lease financing                                                  10,062      7.76         586         9,767      7.73         566
 Foreign                                                           1,603     20.89         251         1,633     21.14         259
                                                                --------                ------      --------               -------
          Total loans (5)                                        161,750      9.17      11,102       142,125      9.91      10,556
Other                                                              3,760      5.18         146         3,257      6.07         149
                                                                --------                ------      --------               -------
        Total earning assets                                    $229,218      8.52      14,569      $203,436      9.14      13,846
                                                                ========                ------      ========               --------

FUNDING SOURCES
Deposits:
 Interest-bearing checking                                      $  2,237      2.86          48      $  3,344      1.74          44
 Market rate and other savings                                    78,256      2.36       1,383        62,964      2.73       1,289
 Savings certificates                                             30,926      5.37       1,243        29,826      5.26       1,175
 Other time deposits                                               1,470      5.21          57         4,271      5.58         178
 Deposits in foreign offices                                       6,422      4.53         218         5,823      6.17         269
                                                                --------                ------      --------               -------
      Total interest-bearing deposits                            119,311      3.30       2,949       106,228      3.72       2,955
Short-term borrowings                                             31,273      4.44       1,037        28,547      6.13       1,311
Long-term debt                                                    34,460      5.57       1,439        28,216      6.61       1,399
Guaranteed preferred beneficial interests in Company's
  subordinated debentures                                          1,091      7.12          59           935      7.90          55
                                                                --------                ------      --------               -------
        Total interest-bearing liabilities                       186,135      3.94       5,484       163,926      4.66       5,720
Portion of noninterest-bearing funding sources                    43,083        --          --        39,510        --          --
                                                                --------                ------      --------               -------
        Total funding sources                                   $229,218      3.21       5,484      $203,436      3.78       5,720
                                                                ========                ------      ========               -------
NET INTEREST MARGIN AND NET INTEREST INCOME ON
    A TAXABLE-EQUIVALENT BASIS (6)                                            5.31%    $ 9,085                    5.36%    $ 8,126
                                                                              ====     =======                    ====     =======

NONINTEREST-EARNING ASSETS
Cash and due from banks                                         $ 14,506                            $ 12,883
Goodwill                                                           9,491                               8,675
Other                                                             25,969                              21,910
                                                                --------                             -------
          Total noninterest-earning assets                      $ 49,966                            $ 43,468
                                                                ========                            ========


NONINTEREST-BEARING FUNDING SOURCES
Deposits                                                        $ 53,896                            $ 47,628
Other liabilities                                                 12,387                              10,990
Preferred stockholders' equity                                       260                                 267
Common stockholders' equity                                       26,506                              24,093
Noninterest-bearing funding sources used to
  fund earning assets                                            (43,083)                            (39,510)
                                                                --------                            --------
          Net noninterest-bearing funding sources               $ 49,966                            $ 43,468
                                                                ========                            ========

TOTAL ASSETS                                                    $279,184                            $246,904
                                                                ========                            ========

==================================================================================================================================

(1) The average prime rate of the Company was 7.50% and 9.15% for the nine months ended September 30, 2001 and 2000, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 4.33% and 6.46% for the same periods, respectively.
(2) Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3) Yields are based on amortized cost balances computed on a settlement date basis.
(4) Includes certain preferred securities.
(5) Nonaccrual loans and related income are included in their respective loan categories.
(6) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)(2)


===========================================================================================================================
(income/expense in millions,                              Community                   Wholesale                 Wells Fargo
average balances in billions)                               Banking                     Banking                   Financial
---------------------------------------------------------------------------------------------------------------------------


QUARTER ENDED SEPTEMBER 30,                        2001        2000             2001       2000            2001        2000

Net interest income                             $ 2,306      $1,969           $  489     $  467          $  429      $  362
Provision for loan losses                           266         282               62         51             127          92
Noninterest income                                1,624       1,538              548        439             100          82
Noninterest expense                               2,230       2,218              590        469             283         246
                                                -------      ------           ------     ------          ------      ------
Income before income
   tax expense                                    1,434       1,007              385        386             119         106
Income tax expense                                  503         390              140        146              46          39
                                                -------      ------           ------     ------          ------      ------
Net income                                      $   931      $  617           $  245     $  240          $   73      $   67
                                                =======      ======           ======     ======          ======      ======

Average loans                                   $   101      $   92           $   50     $   47          $   13      $   11
Average assets                                      202         177               66         61              15          12
Average core deposits                               155         133               16         15              --          --

NINE MONTHS ENDED SEPTEMBER 30,

Net interest income                             $ 6,407      $5,641           $1,466     $1,450          $1,229      $1,054
Provision for loan losses                           728         637              172        113             343         227
Noninterest income                                3,405       4,649            1,528      1,307             273         223
Noninterest expense                               6,619       6,191            1,754      1,404             814         743
                                                -------      ------           ------     ------          ------      ------
Income before income
   tax expense                                    2,465       3,462            1,068      1,240             345         307
Income tax expense                                  858       1,254              388        470             131         115
                                                -------      ------           ------     ------          ------      ------
Net income                                        1,607      $2,208              680     $  770             214      $  192
                                                             ======                      ======
Less:  Impairment and other special
   charges (after tax) (3)                       (1,089)                         (62)                        --
                                                --------                      ------                     ------
Net income excluding
   impairment and other special charges         $ 2,696                       $  742                     $  214
                                                =======                       ======                     ======

Average loans                                   $    99      $   87           $   50     $   45          $   13      $   10
Average assets                                      193         171               65         57              15          12
Average core deposits                               149         130               16         14              --          --

===========================================================================================================================

(1) The differences between the results of the combined operating segments and the consolidated results of the Company consist of inter-segment eliminations and unallocated items.
(2) Results for Community Banking and Wholesale Banking have been restated for prior periods to reflect changes in management structure.
(3) Non-cash impairment and other special charges in the second quarter of 2001, which are included in noninterest income, mainly related to impairment of publicly traded and private equity securities, primarily in the venture capital portfolio.